EXHIBIT 99.1


JANUARY 19, 1999

F&M BANCORP REPORTS INCREASED EARNINGS

                   David L. Spilman, Treasurer, (888) 694-4170, www.fmbn.com

Frederick, MD, January 19, 1999 - F&M Bancorp (NASDAQ:FMBN), headquartered in Frederick, MD, today reported a 7% increase in earnings, before merger-related expenses and special items, to $14.953 million, or $1.71 per share for 1998, compared with $13.976 million, or $1.61 per share for 1997. All periods reported include the financial results for Monocacy Bancshares, Inc., acquired November 30, 1998 in a pooling-of-interests transaction. Per share amounts are based on diluted shares outstanding and give effect to the 5% stock dividend declared in June 1998 and the acquisition of Keller-Stonebraker Insurance, Inc. completed in May 1998 and accounted for as a pooling-of-interests.

Net income for 1998, including merger-related expenses and special items, amounted to $13.092 million, or $1.49 per share, compared with $14.226 million, or $1.64 per share for 1997. Merger-related expenses for the full year amounted to $2.837 million after tax, or $0.32 per share. Special items for 1998 included a $315 thousand after-tax gain on the sale of real estate, or $0.04 per share, and $661 thousand in after-tax gains on securities transactions, or $0.07 per share. Merger-related expenses for 1997 amounted to $294 thousand after tax, or $0.03 per share. Special items for 1997 included a $552 thousand gain on sale of merchant services, or $0.06 per share, $177 thousand in after-tax litigation costs, or $0.02 per share, and a $110 thousand gain on the sale of loans, or $0.01 per share.

Faye E. Cannon, president and chief executive officer, said, "Our financial results include significant efficiencies realized through the mid-year integration of core processing systems and administrative functions of our Hagerstown affiliate, Home Federal Savings Bank. We look forward to the benefits associated with the conversion and integration of Monocacy's subsidiary, Taneytown Bank & Trust Company, in February. Our continuing focus on cost containment, operating efficiencies, and growth in noninterest income has helped relieve the pressure on net interest income resulting from a highly competitive lending environment and relatively low interest rates, and is improving the quality of our earnings."

Net interest income increased by 1.0% in 1998, while noninterest income, driven largely by fees and service charges on deposit accounts and mortgage banking income, increased by 7.3%, excluding special items. Total noninterest expense, excluding merger-related costs and special items, increased by 1.6%, which improved the efficiency ratio to 63.87% for 1998, from 64.33% for 1997. Return on average assets and return on average equity, based upon earnings before merger-related expenses and special items, were 1.10% and 11.58%, respectively, for 1998, compared with 1.08% and 11.76%, respectively, for 1997.

Addressing Year 2000 issues, F&M Bancorp said that its Year 2000 Assurance Plan was progressing on schedule and in coordination with the guidance of bank regulators, including consideration of systems and services in place at Taneytown Bank & Trust Company. Affected systems have been identified, and those that are deemed to be "mission critical" are getting priority attention. Testing to assure compliance has been underway since mid-year 1998 and was substantially complete by December 31, 1998. All phases of Year 2000 Contingency Planning are substantially complete. The company has been conducting seminars on Year 2000 Issues and is keeping its customers informed of progress with periodic communications updates.

F&M Bancorp had total assets of $1.447 billion and total deposits of $1.136 billion at December 31, 1998. Including the newly acquired offices of Taneytown Bank & Trust Company, F&M Bancorp's lead bank subsidiary, Farmers & Mechanics National Bank, Frederick, MD, operates 35 full-service community offices and 38 ATMs across Frederick, Carroll, Montgomery, Baltimore, and Howard Counties in Maryland, and Adams County, PA. Farmers & Mechanics also operates the East Coast's first full service mobile unit, Express Bank, and delivers electronic services throughout its market with personal and business PC banking access and with its 24-hour telephone banking service, ExpressLine. The bank's Hagerstown, MD-based subsidiary, Keller-Stonebraker Insurance, Inc., provides a full line of consumer and commercial business insurance products. F&M Bancorp's Hagerstown, MD-based subsidiary, Home Federal Savings Bank, offers full-service banking through eight community offices, 18 ATMs, and other electronic banking systems in Washington and Allegany Counties, MD.


                       (FINANCIAL HIGHLIGHTS FOLLOW)



FINANCIAL HIGHLIGHTS

F&M Bancorp and Subsidiaries

                                                Three month period                       Twelve month period
                                                 ended December 31,          %             ended December 31,          %
(Dollars in thousands,                      ---------------------------              ---------------------------
except per share amounts)                        1998           1997       Change        1998            1997        Change
---------------------------------------------------------------------------------------------------------------------------
OPERATING DATA
  Interest income                               $25,005        $25,072     -0.3%         $99,179        $96,397       2.9%
  Interest expense                               12,260         11,833       3.6          47,223         44,944        5.1
                                            --------------------------               --------------------------
     Net interest income                         12,745         13,239      (3.7)         51,956         51,453        1.0
  Provision for credit losses                       525            500       5.0           2,306          2,910     (20.8)
                                            --------------------------               --------------------------
     Net interest income after
        provision for credit losses              12,220         12,739      (4.1)         49,650         48,543        2.3
                                            --------------------------               --------------------------
  Trust income                                      598            763     (21.6)          2,671          2,715      (1.6)
  Service charges on deposit accounts             1,573          1,535       2.5           6,007          5,855        2.6
  Insurance income                                  471            536     (12.1)          2,326          2,254        3.2
  Other noninterest income                        1,962          1,441      36.2           7,382          6,304       17.1
                                            --------------------------               --------------------------
     Total noninterest income                     4,604          4,275       7.7          18,386         17,128        7.3
                                            --------------------------               --------------------------
  Salaries and employee benefits                  6,837          6,576       4.0          26,523         25,550        3.8
  Occupancy and equipment                         1,894          2,045      (7.4)          7,786          7,864      (1.0)
  Other noninterest expense                       3,537          3,213      10.1          13,019         13,179      (1.2)
                                            --------------------------               --------------------------
     Total noninterest expense                   12,268         11,834       3.7          47,328         46,593        1.6
                                            --------------------------               --------------------------
  Income before provision for income tax          4,556          5,180     (12.0)         20,708         19,078        8.5
     Provision for income taxes                   1,162          1,388     (16.3)          5,755          5,102       12.8
                                            --------------------------               --------------------------
  Net income-before special items                 3,394          3,792     (10.5)         14,953         13,976        7.0
     Special items-net of income tax             (2,336)          (242)      -            (1,861)           250         -
                                            --------------------------               --------------------------
  Net income-reported                            $1,058         $3,550     (70.2)        $13,092        $14,226      (8.0)
                                            ==========================               ==========================

PER SHARE DATA
  Net income before special items (Basic)         $0.39          $0.44     -11.0%          $1.73          $1.62       6.4%
  Net income before special items (Diluted)        0.39           0.43     (10.9)           1.71           1.61        5.9
  Net income (Basic)                               0.12           0.41     (70.4)           1.51           1.65      (8.5)
  Net income (Diluted)                             0.12           0.41     (70.3)           1.49           1.64      (8.9)
  Cash dividends paid                              0.27           0.17      58.8            1.06           0.68       55.9
  Book value                                                                               15.07          14.56        3.5
  Market value, NASDAQ/NMS:FMBN                                                            32.75          36.19      (9.5)

KEY RATIOS
  Return on average assets                        0.29%          1.05%                     0.96%          1.10%
  Return on average equity                         3.17          11.42                     10.13          11.97
  Net interest margin                             4.04%          4.43%                     4.29%          4.51%
  Efficiency ratio                               66.68%         63.69%                    63.87%         64.33%
  Equity capital ratio                                                                      9.04           9.40

SELECTED AVERAGE BALANCES
  Securities                                   $389,331       $331,033      17.6%       $355,754       $319,920      11.2%
  Loans, net of unearned income                 885,006        882,760       0.3         879,705        860,993        2.2
  Earning assets                              1,321,901      1,241,535       6.5       1,269,330      1,197,635        6.0
  Assets                                      1,423,830      1,336,310       6.5       1,365,559      1,295,580        5.4
  Deposits                                    1,081,458      1,021,191       5.9       1,049,417      1,006,047        4.3
  Borrowings                                    173,169        152,698      13.4         149,761        130,631       14.6
  Shareholders' equity                          132,299        123,344       7.3         129,179        118,883        8.7

AT PERIOD END
  Securities                                                                            $418,366       $326,169      28.3%
  Loans, net of unearned income                                                          891,741        882,550        1.0
  Earning assets                                                                       1,345,822      1,238,513        8.7
  Assets                                                                               1,447,231      1,335,834        8.3
  Deposits                                                                             1,135,743      1,050,837        8.1
  Borrowings                                                                             165,148        146,165       13.0
  Shareholders' equity                                                                   130,824        125,635        4.1

ASSET QUALITY
  Nonperforming assets                                                                    $5,900        $12,549      53.0%
  Nonperforming assets/total assets                                                        0.41%          0.94%
  Allowance/total loans                                                                     1.44           1.37